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                                                                    EXHIBIT 10.9

                         OPTION-BASED INCENTIVE PROGRAM


SUMMARY OF EXISTING STOCK OPTION PLAN

Hotel Reservations Network, Inc. ("HRN") adopted the Hotel Reservations Network, Inc. 2000 Stock Plan (the "Stock Option Plan") in February 2000. The Plan authorizes the issuance of options to purchase up to 5,400,000 shares of HRN's Class A Common Stock. In connection with HRN's initial public offering in February 2000, HRN granted stock options under the Stock Option Plan to all of its existing employees. Since HRN's IPO, HRN has periodically granted additional options to newly hired employees. As of December 31, 2000, HRN had outstanding options to purchase approximately 1.8 million shares of Class A Common Stock.

PURPOSE OF INCENTIVE PROGRAM

The purpose of this Option-Based Incentive Program is to grant additional stock options under the existing Stock Option Plan. The goal of the Option-Based Incentive Program is to create additional incentives for employees to achieve the goals set by HRN. Such incentives would be created by linking the granting of additional stock options to HRN's achievement of certain goals and to an individual's performance.

OPTION GRANTS

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Eligibility:                       All employees, other than the Chief Executive Officer and President of
                                   HRN, employed on the first day of each Measurement Period.

Measurement Period:                Each three-month period beginning January 1, 2001.

Maximum Number of Options per      Up to 24% of the number of options held by an employee as of the
Employee per Year:                 beginning date of the first Measurement Period in which such employee is eligible to participate in this Option-Based Incentive Program.

Grant Date:                        All options will be granted effective as of the last day of each
                                   Measurement Period.

Exercise Price:                    All options will be granted with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant.

Option Grant Formula:              If HRN's revenues during a Measurement Period are equal to or greater than targeted revenue amounts set by HRN's CEO (and ratified by the
                                   Compensation Committee of the Board of HRN) at the beginning of the
                                   Measurement Period (typically, but not always, 10-15% above budgeted revenues), each employee will be granted additional options equal to 6%
                                   of the number of options held by such employee as of the beginning date of the first Measurement Period in which such employee is eligible to participate in this Option-Based Incentive Program.

                                   If the HRN's revenues are less than targeted revenues during a
                                   Measurement Period but are at least halfway between HRN's
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                                   budgeted revenues and targeted revenues, each employee will be granted additional options based upon the number of
                                   options held by such employee as of the beginning date of the first Measurement Period in which such employee is eligible to participate in this Option-Based Incentive Program
                                   according to the following formula:

                                   Difference between actual revenues
                                   and budgeted revenues
                                   ------------------------------------   X 6%
                                   Difference between targeted revenues
                                   And budgeted revenues

Catch Up Provision:                If less than the maximum number of options are issued in any
                                   Measurement Period in a calendar year, but HRN's revenues
                                   are equal to or greater than HRN's targeted revenues for the calendar year, the number of options to be granted to each employee will be increased to the maximum annual option levels.

Discretionary Adjustment:          HRN will have the discretion to adjust the number of options granted.
                                   Employees receiving below average performance reviews will receive 50%
                                   of the number of options they would otherwise have received.
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HRN will continue to periodically make initial option grants to newly hired employees and may make additional grants of options to existing employees outside of this Option-Based Incentive Program in order to reflect extraordinary service to HRN, in connection with a promotion, or other appropriate events. All grants are subject to approval by the compensation committee of the Board of
Directors.

EXAMPLE:

Mary Jones currently has 1,000 options.

If HRN meets its targeted revenues for the first quarter of 2001, Ms. Jones would receive an additional 60 options. The options would be granted at the end of the quarter and the exercise price would be equal to the market price of HRN's Class A Common Stock at the end of the quarter.

If HRN continues to meet its targeted revenues in 2001, Ms. Jones would receive an additional 60 options each quarter during 2001 (or a total of 240 additional option for the entire year). Each option grant would be made at the end of the quarter and the exercise price for each option grant would be equal to the market price of HRN's Class A Common Stock at the end of the quarter.